UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 27, 2014

NEW CENTURY BANCORP, INC.
(Exact name of registrant as specified in its charter)

North Carolina	000-50400	20-0218264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 W. Cumberland Street, Dunn, North Carolina	28334
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (910) 892-7080

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 29, 2014, New Century Bancorp, Inc. (“NCBC” or the “Registrant”) entered into a first amendment to the Agreement and Plan of Merger and Reorganization (as amended, the “Merger Agreement”) dated September 30, 2013, by and between NCBC, New Century Bank, Select Bancorp, Inc. (“Select”), and Select Bank & Trust Company (“Select Bank”). The amendment extends from May 31, 2014, to July 31, 2014, the date by which all regulatory approvals required to consummate the merger of Select with and into NCBC and the merger of Select Bank with and into New Century Bank must be obtained before the right to terminate the Merger Agreement accrues to Select and Select Bank.

A copy of the first amendment to the Merger Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 27, 2014, NCBC held its Annual Meeting of Shareholders (the “Annual Meeting”). The voting results of the proposals submitted to shareholders at the Annual Meeting are set forth below. In the case of Proposal 3, the Board of Directors’ five nominees were approved and elected to serve on the Registrant’s Board of Directors. The other proposals were also approved by the shareholders entitled to vote at the Annual Meeting. Since the merger proposal was approved by shareholders, the Annual Meeting was not adjourned to solicit additional proxies. The proposals below are described in greater detail in the Registrant’s definitive proxy statement for the Annual Meeting, which forms a part of the Joint Proxy Statement/Prospectus filed with the Securities and Exchange Commission on April 21, 2014.

Proposal 1: Proposal to approve the Agreement and Plan of Merger and Reorganization dated September 30, 2013, or the merger agreement, by and among NCBC, New Century Bank, Select and Select Bank pursuant to which Select will merge with and into NCBC, and NCBC will issue shares of its common stock pursuant to the terms of the merger agreement.

For	Against	Abstain	Broker Non-Votes

3,628,067	55,797	7,224	1,348,383

Proposal 2: Proposal to adjourn the annual meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies to approve the merger agreement.

For	Against	Abstain	Broker Non-Votes

4,899,537	85,825	39,564	14,545

Proposal 3: Proposal to elect five members of the board of directors for terms of three years.

Directors Elected	Votes For	Votes Withheld	Broker Non-Votes

Three-Year Terms
Gerald W. Hayes	3,657,107	19,436	1,362,928
William L. Hedgepeth II	3,613,438	63,105	1,362,928
Tracy L. Johnson	3,659,261	17,282	1,362,928
Carlie C. McLamb, Jr.	3,660,935	15,608	1,362,928
Anthony E. Rand	3,539,076	137,467	1,362,928

Proposal 4: Proposal to ratify the appointment of Dixon Hughes Goodman LLP as NCBC’s independent registered public accounting firm for 2014.

For	Against	Abstain	Broker Non-Votes

5,030,196	2,690	6,585	--

Item 8.01 Other Events.

On May 28, 2014, NCBC and Select issued a joint press release announcing that the shareholders of each company approved the Merger Agreement at the companies’ respective shareholder meetings that were held on May 27, 2014. A copy of the joint press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	First Amendment to Merger Agreement dated as of May 29, 2014 by and among NCBC, New Century Bank, Select, and Select Bank.

99.1	Joint press release of NCBC and Select dated May 28, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW CENTURY BANCORP, INC.

By:	/s/ Lisa F. Campbell
Lisa F. Campbell Executive Vice President, Chief Financial Officer and Chief Operating Officer

Dated: May 29, 2014

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

2.1	First Amendment to Merger Agreement dated as of May 29, 2014 by and among NCBC, New Century Bank, Select, and Select Bank.

99.1	Joint press release of NCBC and Select dated May 28, 2014.